Exhibit 21.1

Subsidiaries of the registrant

1G Acquisitions, LLC, a Delaware Limited Liability Company
1st Global Consulting, Inc., a Texas corporation
1st Global Retirement Services, Inc., a Texas corporation
1st Global Ventures, Inc., a Texas corporation
1st Global, Inc., a Texas corporation
1st Partners & Co, Inc., a Delaware corporation
Avantax Advisory Services, Inc., a Texas corporation
Avantax Holdings, Inc., a Delaware corporation
Avantax Insurance Agency LLC, a Massachusetts Limited Liability Company
Avantax Insurance Agency LLC, a Montana Limited Liability Company
Avantax Insurance Agency LLC, a Texas Limited Liability Company
Avantax Insurance Services, Inc., a Texas corporation
Avantax Investment Services, Inc., a Texas corporation
Avantax Wealth Management, Inc., a Texas corporation
Avantax WM Holdings, Inc., A Delaware corporation
Financial BluPrint, LLC, a Delaware Limited Liability Company
Go2Net, Inc., a Delaware corporation
Project Baseball Sub, Inc., a Delaware corporation
TaxAct, Inc., an Iowa corporation
TaxSmart Research, LLC, a Delaware Limited Liability Company